中国北京市西城区金融大街甲9号金融街中心南楼6层
邮政编码：100140  电话：（8610）66523388 传真：（8610）66523399
6/F South Tower, Financial Street Center, A9 Financial Street, Xicheng District, Beijing, 100140, P.R.C.
Tel：（8610）66523388  / Fax：（8610）66523399

October 28, 2009

China Cord Blood Corporation
48th Floor, Bank of China Tower
1 Garden Road
Central
Hong Kong S.A.R.

Madams and Sirs,

We are qualified lawyers of the People's Republic of China (“PRC”) and are qualified to issue an opinion on the laws and regulations of the PRC. For the purpose of this opinion, PRC does not include Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Province.

We are acting as PRC counsel to China Cord Blood Corporation (the “Company”), a company incorporated under the laws of Cayman Islands, in connection with (A) the Company’s Registration Statement on Form F-1 filed with the Securities and Exchange Commission (the “SEC”) on October 28, 2009, relating to the offering by the Company of ordinary shares and (B) the Company’s proposed listing of ordinary shares on the New York Stock Exchange.

As used herein, (A) “PRC Laws” means all applicable laws, regulations, rules, orders, decrees, guidelines, judicial interpretations and other legislation of the PRC, including tax laws and regulations, in effect on the date of this opinion, which are publicly available; (B) “PRC Authorities” means any court, governmental agency or body or any stock exchange authorities of the PRC; and (C) “Approvals” means all approvals, consents, waivers, sanctions, certificates, authorizations, filings, disclosures, registrations, exemptions, permissions, endorsements, annual inspections, qualifications, permits and licenses required by any PRC Authorities pursuant to any PRC Laws.

In so acting, we have examined the originals or copies, certified or otherwise identified to our satisfaction, provided to us by the Company and such other documents, corporate records, certificates, Approvals and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In examination of the documents and for the purpose of giving this opinion, we have assumed without further inquiry:

(a)	The genuineness of all signatures and seals, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies;

(b)	The truthfulness, accuracy and completeness of all factual statements in the documents; and

(c)	The accuracy and completeness of all factual statements after the documents was submitted to us for purposes of this opinion; and

(d)	No amendments, revisions, modifications or other changes have been made with respect to any of the documents that have been provided to us as of the date of this opinion; and

(e)
That all parties to any agreements that have been provided by the Company have the requisite power and authority to enter into the agreements and to perform their obligations thereunder, and that all parties to the agreement have been duly authorized, and have executed and delivered the relevant agreements and that none of the agreements has been revoked, amended, varied, cancelled or supplemented as of the date of this opinion; and

Based on the foregoing, we are of the opinion that:

1.
As of the date of this opinion, the Company and each of its PRC Subsidiaries have proper legal right, authority, power and necessary Approvals to own, use, sell, lease, license and operate their assets and to conduct their business as described in the Prospectus, none of the Approvals contains any material restrictions or conditions which are not described in the Prospectus as of the date of this opinion, and the Company is in compliance with the provisions of such Approvals in all material aspects.

2.
Save for the uncertainty regarding fee-based commercial cord blood banking operations in PRC, as discussed in the last four paragraphs on page 102, all paragraphs on page 103, and the paragraph at the top of page 104 of the Prospectus, as of the date of this opinion, the Company and each of its PRC Subsidiaries are not, as of the date of this opinion, (A) in violation of any PRC Law in any material aspects; or (B) in violation of their business licenses or Approvals, except where such violations would not have a material adverse effect on the operations of the Company;

3.
As of the date of this opinion, each of its PRC Subsidiaries is not in violation of their articles of association, other constitutional documents (if any); and as of the date of this opinion, the Company and each of its PRC Subsidiaries are not in breach or default in the performance or observance of any of the terms or provisions of any material agreements, which would have a material adverse effect on the business, operations, financial condition or prospects of the Company.

4.
Save for the uncertainty regarding fee-based commercial cord blood banking operations in PRC, as discussed in the last four paragraphs on page 102, all paragraphs on page 103, and the paragraph at the top of page 104 of the Prospectus, as of the date of this opinion, the business operations of the Company and each of its PRC Subsidiaries as described in the Prospectus, currently comply with current PRC laws and regulations applicable to the Company in all material respects.

5.
The subscribers’ consent under their subscription contracts to forgo their cord blood units stored by the Company as donated property in the event that they fail to pay their subscription fees and to release such units to the Company’s cord blood inventory available for patients in need of transplants is enforceable under PRC Law.

6.
Except as described in the Prospectus, as of the date of this opinion, the cord blood banking business operated by the Company does not violate foreign investment industry policy, and the Company can continue to operate the above business in accordance with the foreign investment enterprise approval certificates it has already obtained.

7.
The Company does not constitute a Special Purpose Vehicle as defined by the Provisions on the Takeover of Domestic Enterprises by Foreign Investors which is required to obtain approval from the Chinese Securities Regulatory Commission for overseas listing.

8.
Each of the collaborative, cooperation or similar agreements into which the Company and each of its PRC Subsidiaries have entered with the hospitals or other medical institutions constitutes a legal, valid and binding obligation of, and is enforceable against, the parties to the agreement in accordance with the terms thereof.

9.
The statements in the Prospectus under the sections entitled "Prospectus Summary," "Risk Factors," "Enforcement of Civil Liabilities," "Management’s Discussion and Analysis of Financial Condition and Results of Operations," "Our Industry," "Our Corporate Structure," "Our Business," "Regulation" and "Taxation," to the extent such statements relate to matters of PRC Law, are true and accurate in all material aspects.

Although we do not assume any responsibility for the accuracy, completeness or fairness of any statements contained in the Prospectus aside from the statements of our opinions contained therein, we have no reason to believe that the Prospectus (other than the financial statements and related schedules therein, as to which we do not express any opinion), as of the date of this opinion, contains an untrue statement of a material fact.

This opinion is subject to the following qualifications:

(a)
This opinion, as it relates to the enforceability of the agreements, is subject to (i) any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors' rights generally, (ii) possible judicial or administrative actions or any PRC Law affecting creditors' rights, and (iii) certain equitable, legal or statutory principles affecting the enforceability of contractual rights generally under concepts of public interest, interests of the State, national security, reasonableness, good faith and fair dealing, and applicable statutes of limitation.

(b)	This opinion relates only to PRC Law and we express no opinion as to any laws other than PRC Laws.

PRC Laws as used in this opinion refers to PRC Laws currently in force as of the date of the opinion and there is no guarantee that any of such PRC Law will not be changed, amended or revoked in the immediate future or in the longer term with or without retroactive effect.

This opinion is intended to be used in the context which is specifically referred to herein and each paragraph should be looked at as a whole and no part should be extracted and referred to independently.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the references to our name in the Prospectus included in such Registration Statement.

Yours faithfully,
JunZeJun Law Offices